 Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of State Investors Bancorp, Inc. (the “Company”) of our report dated March 4, 2011, relating to the financial statements of the Company, which is incorporated by reference from the Company’s Registration Statement on Form S-1 (File No. 333-172659), filed on March 7, 2011, as amended.

/s/ Hannis T. Bourgeois, LLP

Baton Rouge, Louisiana
July 26, 2011